UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported): June 29, 2006
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.
     On June 29, 2006, Ace Cash Express, Inc., a Texas corporation (“ACE”), terminated the Loan and Servicing Agreement, dated as of December 18, 2002, as amended (the “Loan and Servicing Agreement”), among ACE, ACE Funding LLC, a wholly-owned subsidiary of ACE (“ACE Funding”), Autobahn Funding Company LLC (“Autobahn”), DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main (“DZ Bank”) and U.S. Bank National Association (together with Autobahn and DZ Bank, the “Lenders”). The Loan and Servicing Agreement provided ACE Funding with up to $190 million in cash or currency for the Company’s self-service machines in certain H&R Block retail offices during the tax season each year. Ace Funding had granted the Lenders a first priority lien in all of its assets as collateral for the loan facility. Pursuant to a Termination Agreement dated as of June 27, 2006, between ACE, ACE Funding and the Lenders, the parties thereto will have no further rights or obligations under the Loan and Servicing Agreement and other ancillary documents executed in connection to the Loan and Servicing Agreement. In addition, the Lenders have authorized the release and termination of all security interests pledged by ACE and ACE Funding.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: July 5, 2006	By:	/s/ Walter E. Evans
Walter E. Evans
Senior Vice President and General Counsel